                                                                     EX99.9(A)3
                 Not Valid Unless by an Eligible Institution.

                   FIRST COMMONWEALTH FINANCIAL CORPORATION

                         Notice of Guaranteed Delivery
                           of Shares of Common Stock
               Offer to Purchase for Cash up to 2,000,000 Shares
                              of its Common Stock
                       At a Purchase Price Not Less Than
                   $23.00 Nor in Excess of $26.00 per Share

  This form or a facsimile copy of it must be used to accept the Offer (as defined below) if:

  (a) certificates for common stock, par value $1.00 per share (the "Shares"), of First Commonwealth Financial Corporation, a Pennsylvania corporation, are not immediately available; or

  (b) the procedure for book-entry transfer cannot be completed on a timely basis; or

  (c) time will not permit the Letter of Transmittal or other required documents to reach the Depositary before the Expiration Date (as defined in Section 1 of the Offer to Purchase, as defined below).

  This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission to the Depositary by the Expiration Date. See "Section 3--Procedure for Tendering Shares" in the Offer to Purchase.

                                  DEPOSITARY:

                           To: The Bank of New York

              By Mail:                        By Hand or Overnight Courier:


    Tender & Exchange Department              Tender & Exchange Department
           P.O. Box 11248                          101 Barclay Street
        Church Street Station                  Receive and Deliver Window
    New York, New York 10286-1248               New York, New York 10286

          By Facsimile Transmission (for eligible institutions only):

                                (212) 815-6213

                          For Information Telephone:

                                (800) 507-9357

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THOSE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

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

Ladies and Gentlemen:

  The undersigned hereby tenders to First Commonwealth Financial Corporation, at the price per Share indicated below, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 31, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with the Offer to Purchase constitute the
"Offer"), receipt of which is hereby acknowledged,       Shares of common
stock, par value $1.00 per share (the "Shares"), pursuant to the guaranteed delivery procedure set forth under "Section 3--Procedure for Tendering Shares" in the Offer to Purchase.


       PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED.

 Check only one box. If more than one box is checked, or if no box is checked, there is no valid tender of Shares.

               [_] $23.00                                           [_] $25.00
               [_] $23.50                                           [_] $25.50
               [_] $24.00                                           [_] $26.00
               [_] $24.50

 If you do not wish to specify a Purchase Price, check the following box, in which case you will be deemed to have tendered at the price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above). [_]


   If Shares are being tendered at more than one price, you must complete an additional page for each separate price.

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

                                    ODD LOTS

   This section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on August 25, 1999 and who continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

   The undersigned either (check one):

   [_]was the beneficial owner, as of the close of business on August 25, 1999, and continues to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares, all of which are being tendered, or

   [_]is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by such beneficial owner, that each such beneficial owner owned, as of the close of business on August 25, 1999, and continues to be the beneficial owner as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

   If you do not wish to specify a Purchase Price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" in this Notice of Guaranteed Delivery. [_]


 If Shares will be tendered by book-entry transfer, give account number and transaction code:

 DTC Account Number: _______________

 Name(s): ____________________________________________________________________
                             PLEASE TYPE OR PRINT

 Address(es): ________________________________________________________________

          ______________________________________________________________________

 Area Code and Telephone Number: _____________________________________________

 Sign Here: __________________________________________________________________

 Dated:  ____________________,  1999

________________________________________________________________________________
                        Certificate Nos. (if available)



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

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings association or credit union having an office or correspondent in the United States (each, an "Eligible Institution"), hereby (i) represents that the undersigned has a net long position in Shares in or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4 and (iii) guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth under "Section 3--Procedure for Tendering Shares" in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three New York Stock Exchange trading days after the date of execution hereof.

 Name of Firm: ______________________

                                          ____________________________________

                                                  Authorized Signature

 Address: ___________________________     Name: ______________________________


 ____________________________________

                                          Title: _____________________________

 Zip Code: __________________________

 Area Code and Telephone Number: ____

                                          Dated: ______________________ , 1999

 DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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